Exhibit 1.1
DIAMONDROCK HOSPITALITY COMPANY
$75,000,000 OF COMMON STOCK
CONTROLLED EQUITY OFFERINGSM
SALES AGREEMENT
October 19, 2009
CANTOR FITZGERALD & CO.
499 Park Avenue
New York, New York 10022
Ladies and Gentlemen:
DIAMONDROCK HOSPITALITY COMPANY, a Maryland corporation (the “Company”), DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Partnership”) and Cantor Fitzgerald & Co. (“CF&Co”), were each a party to that certain Sales Agreement dated July 27, 2009 (the “July 2009 Agreement”) providing for the issuance and sale of shares (the “Original Placement Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The July 2009 Agreement was terminated prior to the date hereof pursuant to Section 11(d) of the July 2009 Agreement upon the issuance and sale of all of the Original Placement Shares through CF&Co.
The parties hereto now desire to enter into a new agreement providing for the issuance and sale of Common Stock. In connection therewith, the Company and the Partnership confirm their respective agreements (this “Agreement”) with CF&Co as follows:
1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through CF&Co, acting as agent and/or principal, shares of the Company’s Common Stock having an aggregate offering price of up to $75,000,000 (the “Shares”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and CF&Co shall have no obligation in connection with such compliance. The issuance and sale of Shares through CF&Co will be effected pursuant to the Registration Statement (as defined below) filed by the Company that became effective upon filing with the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue the Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission an automatic shelf registration statement on Form S-3 (File No. 333-161298), including a base prospectus dated August 12, 2009, relating to certain securities, including the Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company has furnished to CF&Co, for use by CF&Co, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, on each date and time that such registration statement and any post-effective amendment thereto became or becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) (“Issue Free Writing Prospectus”), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to either the Electronic Data Gathering Analysis and Retrieval System or Interactive Data Electronic Applications (collectively “IDEA”).
The Company owns 100% of the partnership interests of the Partnership and is the sole general partner of the Partnership. The Partnership directly or indirectly owns twenty (20) hotels as described in the Prospectus (individually a “Hotel” and collectively, the “Hotels”). The Partnership (or one of its subsidiaries) leases each of the Hotels to a wholly-owned subsidiary (a "Lessee”), pursuant to a separate lease (collectively, the “Leases”). All of the Hotels are operated and managed by a manager (the “Manager”) pursuant to separate management agreements (collectively, the “Management Agreements”), each between a Lessee and the Manager, with the exception of the Frenchman’s Reef & Morning Star Marriott Beach Resort property (which does not operate under a lessee structure). The Leases and the Management Agreements are referred to herein, collectively, as the “Hotel Agreements.”
2. Placements. Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify CF&Co by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from CF&Co set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by CF&Co unless and until (i) in accordance with the notice requirements set forth in Section 4, CF&Co declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) the Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to CF&Co in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor CF&Co will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to CF&Co and CF&Co does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.
3. Sale of Placement Shares by CF&Co. Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, CF&Co., for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “NYSE”) to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. CF&Co will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to CF&Co pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by CF&Co (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. CF&Co may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker. After consultation with the Company, CF&Co may also sell Placement Shares in privately negotiated transactions. The Company acknowledges and agrees that (i) there can be no assurance that CF&Co will be successful in selling Placement Shares, and (ii) CF&Co will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by CF&Co to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.
4. Suspension of Sales. The Company or CF&Co may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the Parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time.

5. Settlement.
(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the "Net Proceeds”) will be equal to the aggregate sales price received by CF&Co at which such Placement Shares were sold, after deduction for (i) CF&Co’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to CF&Co hereunder pursuant to Section 7(g) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
(b) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting CF&Co’s or its designee’s account (provided CF&Co shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, CF&Co will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, it will (i) hold CF&Co harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to CF&Co any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.
6. Representations and Warranties of the Company and the Partnership. The Company and the Partnership, jointly and severally, represent and warrant to, and agree with, CF&Co that as of the date of this Agreement and as of each Representation Date (as defined in Section 7(m) below) on which a certificate is required to be delivered pursuant to Section 7(m) of this Agreement, and as of the time of each sale of any Shares pursuant to this Agreement (each, an "Applicable Time”), as the case may be:
(a) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Registration Statement on August 12, 2009 and on the date of this Agreement, (B) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act ) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form.

(b) Registration Statement, Prospectus and Disclosure at Time of Sale. The Registration Statement became effective upon filing under Rule 462(e) of the Securities Act (“Rule 462(e)”) on August 12, 2009, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). Any offer that is a written communication relating to the Shares made prior to the filing of the original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) on August 12, 2009 has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.
At each respective time the Registration Statement became effective, at each deemed effective date with respect to CF&Co pursuant to Rule 430B(f)(2) of the Securities Act and as of each Settlement Date, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, as of the date hereof, each Applicable Time, each Settlement Date and each Representation Date included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus complied when so filed in all material respects with the Securities Act.
Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until the issuer notified or notifies CF&Co otherwise, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by CF&Co expressly for use therein.
(c) [Intentionally Omitted.]
(d) Incorporated Documents. Each document incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply when filed in all material respects with the requirements of the Exchange Act and, when read together with the other information in the in the Prospectus, at the date of the Prospectus and as of each Settlement Date, if any, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform to the requirements of the Exchange Act, in all material respects, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) Offering Materials Furnished to CF&Co. The Company has delivered to CF&Co one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as CF&Co has reasonably requested. The Prospectus delivered to CF&Co for use in connection with the offering of the Shares was, and any amendment or supplement thereto will be, at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to IDEA, except to the extent permitted by Regulation S-T.
(f) Offering Materials. The Company has not distributed and will not distribute, prior to the later of the final Settlement Date, if any, or the completion of CF&Co’s distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Registration Statement and the Prospectus.
(g) No Stop Order. No stop order suspending the effectiveness of the Registration Statement or any part thereof, or any Rule 462(b) Registration Statement, has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, threatened or contemplated by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission or by the state securities authority of any jurisdiction, and any request on the part of the Commission or state securities authority of any jurisdiction for additional information has been complied with.
(h) Capitalization. The shares of Common Stock conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus; immediately prior to the execution of this Agreement, 118,264,516 shares of Common Stock will be issued and outstanding; all of the outstanding shares of Common Stock of the Company and the outstanding shares of capital stock or equity interests of each subsidiary of the Company, all of which are listed on Schedule 4 attached hereto (each, including the Partnership, except where noted, a "Subsidiary”, and collectively, the “Subsidiaries”) have been duly and validly authorized and issued are fully paid and nonassessable, and except as disclosed in the Registration Statement and Prospectus, all of the outstanding shares of capital stock, partnership interests and limited liability company membership interests, as applicable, of the Subsidiaries, including the Partnership, are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Registration Statement and Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any equity interests of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such equity interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such Subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(i) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland, with all requisite corporate power and authority to own, lease and operate its properties, and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified or licensed to transact business as a foreign entity and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification or license and in which the failure to be so qualified or licensed, individually or in the aggregate, (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any transactions contemplated hereby or (ii) would reasonably be expected to have a material adverse effect on, or result in a material adverse change in, the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Registration Statement and the Prospectus (exclusive of any supplement thereto) (any such effect or change described in clause (ii) hereof is hereinafter called a “Material Adverse Effect”); except for pledges of limited liability company membership interests granted in connection with the incurrence of debt as disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding shares of common stock, capital stock, limited liability company membership interests or partnership interests, as applicable, of each Subsidiary are owned by the Company directly or through its Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; except for restrictions in loan documents entered into in connection with indebtedness, which loan documents were provided to CF&Co or its counsel, no Subsidiary is prohibited or restricted, directly or indirectly, from (A) paying dividends to the Company, (B) making any other distribution with respect to such Subsidiary’s capital stock, (C) repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or (D) transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; other than the Subsidiaries, the Company does not, and upon completion of the offering of the Shares will not, own, directly or indirectly, any capital stock or other equity securities of any corporation or any ownership interest in any partnership, limited liability company, joint venture or other entity other than the Subsidiaries.
(j) Ownership of the Partnership; Good Standing of the Subsidiaries. The Company is the sole general partner of the Partnership and owns, directly or indirectly, 100% of the partnership interests (“Units”) in the Partnership; the Subsidiaries have been duly incorporated, formed or organized, as the case may be, and are validly existing as a corporation, limited liability company, general partnership or limited partnership, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation, formation or organization, as applicable, with all requisite power and authority to own, lease and operate their respective properties and to conduct their respective business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified or licensed to transact business as a foreign entity and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification or license, and in which the failure to be so qualified or licensed, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
(k) The Partnership Agreement. The Agreement of Limited Partnership of the Partnership, as further amended and/or restated (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by or on behalf of each of the partners of the Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.
(l) Compliance with Laws. The Company, the Subsidiaries and the Hotels are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to be in compliance would not have a Material Adverse Effect.

(m) Absence of Breaches and Defaults. The Company is not in violation of its Articles of Amendment and Restatement, as amended and/or restated (the “Articles”), or its bylaws, as amended and/or restated (the “Bylaws”); the Partnership is not in violation of its Certificate of Limited Partnership or the Partnership Agreement; no Subsidiary is in violation of its organizational documents (including, without limitation, partnership and limited liability company agreements), except for such violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any Subsidiary is in breach of or default in, nor to the knowledge of the Company and the Partnership has any event occurred which with notice, lapse of time, or both would constitute a breach of or default in, the performance or observance by the Company or any Subsidiary, as the case may be, of any obligation, agreement, contract, franchise, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(n) Absence of Conflicts. The execution, delivery and performance of this Agreement and the other agreements listed as exhibits to the Registration Statement by the Company and the Partnership (to the extent a party thereto) and the issuance, sale and delivery by the Company of the Shares and the consummation of the transactions contemplated herein do not and will not (A) conflict with, or result in any breach or constitute a default (nor constitute any event which with notice, lapse of time or both would constitute a breach or default) (i) by the Company of any provisions of its Articles or Bylaws, by the Partnership of any provisions of its Certificate of Limited Partnership or Partnership Agreement, by any Subsidiary (excluding the Partnership) of any provision of its organizational documents, or (ii) by the Company or any Subsidiary of any provision of any obligation, agreement, contract, franchise, license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (iii) by the Company or any Subsidiary under any U.S. federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the use of clauses (A)(ii) and (A)(iii) above, for such conflicts, breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary, except as disclosed in the Registration Statement and the Prospectus.
(o) Company Authorization of Agreement and Offering. The Company has the full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein; the Company has the corporate power to issue, sell and deliver the Shares as provided herein; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.
(p) Partnership Authorization of Agreement and Offering. The Partnership has the full partnership power and authority to enter into this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by the Partnership and is a legal, valid and binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(q) Absence of Further Requirements. No approval, authorization, consent or order of, or registration or filing with, any U.S. federal, state or local governmental or regulatory commission, board, body, authority or agency is required for the Company’s or the Partnership’s or any Subsidiary’s execution, delivery and performance of this Agreement or the consummation of the transactions contemplated herein or therein, including the sale and delivery of the Shares, other than (A) such approvals as have been obtained, or will have been obtained before the Closing Time or each Date of Delivery, as the case may be, under the Securities Act and the Exchange Act, (B) such approvals as have been obtained in connection with the approval of the listing of the Shares on the New York Stock Exchange, and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by CF&Co.
(r) Possession of Licenses and Permits. Each of the Company, the Subsidiaries, and, to the knowledge of the Company, the Manager with respect to the Hotels, has all necessary licenses, permits, authorizations, consents and approvals, possess valid and current certificates, has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Registration Statement and the Prospectus, except for such licenses, permits, authorizations, consents and other approvals the absence of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries, nor any Hotel nor, to the knowledge of the Company, the Manager with respect to the Hotels, is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such certificate, license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, any Subsidiary or any Hotel the effect of which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
(s) Absence of Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any Hotel or, to the knowledge of the Company, the Manager with respect to the Hotels, or which has as the subject thereof any of the respective officers and directors of the Company or any officers, directors, managers or partners of its Subsidiaries, or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect.

(t) Financial Statements. The consolidated financial statements of the Company and the Subsidiaries, including the notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the respective entities to which such financial statements relate (the “Covered Entities”) as of and at the dates indicated and the consolidated results of operations and changes in financial position and shareholders’ equity and cash flows of the Covered Entities for the periods specified; the supporting schedules included or incorporated by reference in the Registration Statement, if any, fairly present the information required to be stated therein; such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and on a consistent basis during the periods involved (except as may be expressly stated in the related notes thereto) and in accordance with Regulation S-X promulgated by the Commission; the financial data set forth or incorporated by reference in the Registration Statement and the Prospectus fairly present the information shown therein and has been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement; all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.
(u) Independent Accountants. KPMG LLP, who has audited the financial statements of the Covered Entities and has expressed their opinion in a report with respect to the financial statements of the Covered Entities included or incorporated by reference in the Registration Statement and the Prospectus, is, and was during the periods covered by its report, an independent registered public accounting firm with respect to the Covered Entities as required by the Securities Act.
(v) No Material Adverse Change in Business. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or the Prospectus, there has not been (A) any Material Adverse Effect, whether or not arising in the ordinary course of business, (B) any probable transaction or binding agreement that is material to the Company and the Subsidiaries taken as a whole, entered into by the Company or any of the Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or repurchase or redemption by the Company of any class of capital stock.
(w) Registration Rights. Except as disclosed in the Registration Statement and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act; and no person has a right of participation or first refusal with respect to the sale of the Shares by the Company.
(x) Authorization of the Shares. The issuance and sale of the Shares to CF&Co hereunder have been duly authorized by the Company, and when issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the Company, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party.

(y) Authorization of the Units. The issuance of the Units to the Company in exchange for contribution of proceeds from the sale of the Shares described in the Registration Statement and the Prospectus has been duly authorized by the Partnership, and when issued and duly delivered against payment therefor, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the Company or the Partnership; and the issuance of Units by the Partnership is not subject to preemptive or other similar rights arising by operation of law under the organizational documents of the Partnership or under any agreement to which the Partnership is a party.
(z) Transfer Taxes. Except as disclosed in the Registration Statement and the Prospectus, there are no transfer taxes or other similar fees or charges under Federal law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares.
(aa) Listing on NYSE. The Shares have been registered pursuant to Section 12(b) of the Exchange Act and as of each Settlement Date, the Shares will be duly listed and admitted and authorized for trading on the New York Stock Exchange, subject only to official notice of issuance.
(bb) Absence of Manipulation. The Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
(cc) FINRA. Neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the Financial Industry Regulatory Authority, Inc. (the “FINRA”)) any member firm of the FINRA.
(dd) Legal, Tax or Accounting Advice. Neither the Company nor the Partnership has relied upon CF&Co or legal counsel for CF&Co for any legal, tax or accounting advice in connection with the offering and sale of the Shares.
(ee) Form of Stock Certificate. The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Articles and Bylaws of the Company and the requirements of the New York Stock Exchange.
(ff) Title to Property. (A) The Company and the Subsidiaries have good and marketable title in fee simple to, or a valid leasehold interest in, all real property owned or leased by them that are material to the business as described in the Registration Statement and the Prospectus, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and other defects, except such as are (i) disclosed in the Registration Statement and the Prospectus or (ii) listed as an exception to the owner’s or leasehold title insurance policies furnished by the Company to CF&Co or its counsel or (iii) would not reasonably be expected to have a material adverse effect on the Company’s interest in the related property, the value of such property or the business conducted thereon; (B) any real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and (C) except with respect to the Company’s corporate headquarters at 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817 (the “Headquarters”), the Company or a Subsidiary has an owner’s or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on each property described in the Registration Statement and Prospectus as being owned or leased, as the case may be, by the Company or a Subsidiary, that insures the Company’s or the Subsidiary’s fee simple or leasehold interest, as the case may be, in such real property, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company’s properties are located.
(gg) Condition of Property. To the knowledge of the Company, all real property owned or leased by the Company or any Subsidiary (other than the Company’s corporate headquarters office space), whether owned in fee simple or through a joint venture or other partnership, including the Hotels (each, a “Property” and collectively, the “Properties”), is free of any material structural defects and all building systems contained therein are in reasonable working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company or any Subsidiary, as the case may be, has created an adequate reserve or capital budget to effect reasonably required repairs, maintenance and capital expenditures; to the knowledge of the Company, water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such property over duly dedicated streets or perpetual easements of record benefiting such property; except as described in the Registration Statement and the Prospectus, to the knowledge of the Company, there is no pending or threatened special assessment, tax reduction proceeding or other action that could have a Material Adverse Effect.
(hh) Property Leases. Except with respect to the Headquarters, each of the properties listed in the Registration Statement and the Prospectus as a property with respect to which the Company or one of its Subsidiaries has a leasehold interest is the subject of a lease that (A) is in the name of the relevant Subsidiary and has been duly and validly authorized, executed and delivered by or on behalf of the relevant Subsidiary or (B) has been assigned to a Subsidiary pursuant to an assignment of lease which has been duly and validly authorized, executed and delivered by or on behalf of the relevant Subsidiary and to the knowledge of the Company, by each of the other parties thereto and each such lease constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.
(ii) Disclosure of Legal Matters. The descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be disclosed, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement and the Prospectus are or will be legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and except with respect to this Agreement to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof; and to the best of the Company’s knowledge, no party thereto is in, or with the passage of time or the giving of notice or both will be in, breach or default under any of such agreements that would have a Material Adverse Effect.

(jj) Possession of Intellectual Property. The Company and each Subsidiary, and, to the knowledge of the Company, the Manager with respect to the Hotels, owns or possesses adequate and sufficient licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, domain names, software and design licenses, approvals, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intellectual Property Rights”) necessary to entitle the Company and each Subsidiary to conduct its business as described in the Registration Statement and Prospectus; neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property Rights which would reasonably be expected to have a Material Adverse Effect; neither the Company nor any Subsidiary is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement and Prospectus and are not described as required.
(kk) Accounting and Disclosure Controls. The Company, each of the Subsidiaries and, to the knowledge of the Company, the Manager with respect to the Hotels maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (v) management is made aware of all material transactions concerning the Company or its properties; and (vi) the Company qualifies as a REIT under the requirements of the Code. The Company, each of the Subsidiaries and, to the knowledge of the Company, the Manager with respect to the Hotels employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding disclosure.
(ll) Payment of Taxes. Each of the Company and the Subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all necessary U.S. federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect), and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company or any of the Subsidiaries; no tax deficiency has been asserted against any such entity, nor does the Company or any of the Subsidiaries know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect; all such tax liabilities are adequately provided for on the respective books of such entities.

(mm) Insurance. Each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and with policies in such amounts and with such deductibles and covering such risks as are in the reasonable opinion of management prudent for their respective businesses; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.
(nn) Environmental Laws. The Company has obtained Phase I Environmental Audits with respect to the Properties as described in the Registration Statement and the Prospectus and except as otherwise disclosed in the Registration Statement and the Prospectus, (i) none of the Company, the Partnership, any of the Subsidiaries nor, to the knowledge of the Company, any other owners of the Properties, has used, handled, stored, treated, transported, manufactured, spilled, leaked, released or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as defined below) on, in, under or affecting any Property, except for the use, handling, storage, and transportation of Hazardous Materials (a) necessary for the operation of the Hotels and consistent with (1) the practice of comparable hotels in the industry and (2) the intended or recommended use, handling, storage and transportation of such Hazardous Materials, and (b) in compliance with applicable Environmental Statutes (as defined below); (ii) the Company, the Partnership and the other Subsidiaries do not intend to use any Property or any subsequently acquired properties for the purpose of using, handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for the use, handling, storage, and transportation of Hazardous Materials (a) necessary for the operation of the Hotels and consistent with (1) the practice of comparable hotels in the industry and (2) the intended or recommended use, handling, storage and transportation of such Hazardous Materials, and (b) in compliance with applicable Environmental Statutes; (iii) none of the Company, the Partnership, nor any of the other Subsidiaries has received any notice of, or has any knowledge of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any Property or any assets described in the Registration Statement and the Prospectus or any other real property owned or occupied by any such party or arising out of the conduct of any such party or of an agent of any such party, including without limitation a claim under or pursuant to any Environmental Statute; (iv) no Property is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”) or, to the knowledge of the Company, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as defined below).
As used herein, “Hazardous Material” shall include, without limitation, any flammable explosive, radioactive material, hazardous substance, hazardous material, hazardous waste, toxic substance, asbestos or related material, as defined by any federal, state or local environmental law, ordinance, rule or regulation including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous

Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act (Solid Waste Disposal Act), as amended, 42 U.S.C. Sections 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, as amended, 15 U.S.C. Sections 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Sections 136-136y, the Clean Air Act, as amended, 42 U.S.C. Sections 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), as amended, 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, as amended, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, as amended, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the General Disclosure Package and the Prospectus (a “Governmental Authority”).
(oo) Environmental Liabilities. To the knowledge of the Company, there are no costs or liabilities associated with the Properties pursuant to any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statute or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected to have a Material Adverse Effect.
(pp) Independent Appraisals and Environmental Reports. To the knowledge of the Company, none of the entities that prepared appraisals of the Properties, nor the entities that prepared Phase I or other environmental assessments with respect to any Property, was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, officer, director or employee.
(qq) Anti-Discrimination Laws. None of the Company, the Partnership or any Subsidiary or, to the knowledge of the Company, the Manager, with respect to the Hotels, is in violation of or has received notice of any violation with respect to any U.S. federal or state law relating to discrimination in the hiring, termination, promotion, terms or conditions of employment or pay of employees, nor any applicable U.S. federal or state wages and hours law, the violation of any of which would reasonably be expected to have a Material Adverse Effect.
(rr) ERISA. Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Subsidiaries or their “ERISA Affiliates” (as defined below) or to which the Company, the Subsidiaries or their ERISA Affiliates contribute or are required to contribute are in compliance in all material respects with ERISA; “ERISA Affiliate” means any trade or business, whether or not incorporated, which with the Company or a Subsidiary is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”); no such employee benefit plan is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA; all contributions required to have been made under each such employee benefit plan have been made on a timely basis; there has been no “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 or 407 of ERISA) for which the Company, the Subsidiaries or their ERISA Affiliates have any material liability; and each such employee benefit plan that is intended to be qualified under Section 401(a) of the Code is so qualified and to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification, in each case, except as disclosed in the Registration Statement and the Prospectus.

(ss) Anti-Bribery Laws. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company any officer, director, manager or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any U.S. federal, state, local or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law and the Company’s Code of Business Conduct provided to CF&Co or its counsel, or (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries.
(tt) Loans to Certain Related Parties. Except as otherwise disclosed in the Registration Statement and the Prospectus, there are no outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers, directors, managers or trustees of the Company or any of the Subsidiaries or any of the members of the families of any of them.
(uu) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”), including Section 402 related to loans, Section 404 related to internal controls and Sections 302 and 906 related to certifications.
(vv) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(ww) Affiliations with CF&Co. Except as disclosed in the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of CF&Co and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of CF&Co.

(xx) Compliance with Securities Laws. All securities issued by the Company have been issued and sold in compliance with (i) all applicable federal and state securities laws and (ii) the requirements of the New York Stock Exchange. The Company is in compliance in all material respects with the current listing standards of the New York Stock Exchange.
(yy) Rights and Actions Affecting Properties. To the knowledge of the Company, each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects; if and to the extent there is a failure to comply, such failure, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and will not result in a forfeiture or reversion of title; to the knowledge of the Company, there is no pending or threatened condemnation, zoning change, or other similar proceeding or action that will in any material respect affect the size of use of, improvements on, construction on or access to any of the Properties, except such zoning changes, proceedings or actions that, individually or in the aggregate, would not have a Material Adverse Effect; all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of the Partnership or any of the Subsidiaries that are required to be described in the Registration Statement and the Prospectus are disclosed therein; to the knowledge of the Company, no lessee, licensee, concessionaire or vendor of any portion of any of the Properties is in default under any of the leases or licenses governing such properties and there is no event which, but for the passage of time or the giving of notice or both could constitute a default under any of such leases or licenses, except such defaults that would not reasonably be expected to have a Material Adverse Effect; no person has an option or right of first refusal to purchase all or any part of any Hotel, or any interest therein, which option or right is required to be described in the Registration Statement or the Prospectus and which option or right is not so described.
(zz) Convertible Property Interests. The mortgages and deeds of trust encumbering the Hotels are not convertible into equity interests in the property, nor will the Company or the Partnership hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not to be owned directly or indirectly by the Company or the Partnership.
(aaa) Finder’s Fees. The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.
(bbb) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, trustees, managers, shareholders, partners, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required to be described in the Registration Statement and the Prospectus and which is not so described.
(ccc) Investment Company Act. Neither the Company nor any of the Subsidiaries is, and after giving effect to the offering and sale of the Shares and the use of the proceeds as described under the caption “Use of Proceeds” in the Prospectus, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ddd) Absence of Labor Disputes. There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries or, to the knowledge of the Company, the Manager with respect to the Hotels which would reasonably be expected to have a Material Adverse Effect.
(eee) Statistical and Market Related Data. The industry, statistical and market related data included in the Registration Statement and the Prospectus are based on or derived from sources available that the Company believes are reliable and, to the knowledge of the Company, such data are accurate.
(fff) Federal Tax Status. The Company elected to be taxed as a real estate investment trust (a “REIT”) under the Code commencing with its taxable year ended December 31, 2005; commencing with the Company’s taxable year ended December 31, 2005, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its current and proposed ownership and operations will allow the Company to continue to satisfy the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2009 and in the future; as long as the Partnership has only one member for federal income tax purposes, it will be disregarded as an entity separate from the Company and if and when the Partnership has two or more members for federal income tax purposes, the Partnership will be treated as a partnership within the meaning of Sections 7701(a)(2) and 761(a) of the Code and will not be treated as a publicly traded partnership taxable as a corporation under Section 7704 of the Code; the Company intends to continue to qualify as a REIT under the Code for all subsequent years; and the Company does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a real estate investment trust under the Code for the taxable year ending December 31, 2009 or at any time thereafter.
(ggg) Tax Disclosures. The factual description of, and the assumptions and representations regarding, the Company’s organization and current and proposed method of operation set forth in the Prospectus under the headings “Federal Income Tax Considerations Related to Our REIT Election” and “Supplement to Federal Income Tax Considerations” accurately and completely summarize the matters referred to therein in all material respects.
(hhh) Absence of Business Interruption. Neither the Company, any of its Subsidiaries, nor any Hotel has sustained, since September 11, 2009, any loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators’ or court or governmental action, order or decree that would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth in the Prospectus.
(iii) CF&Co Purchases. The Company acknowledges and agrees that CF&Co has informed the Company that CF&Co may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent CF&Co may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by CF&Co.

(jjj) Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act.
(kkk) Officer’s Certificates. Any certificate signed by any officer of the Company, the Partnership, or any Subsidiary delivered to CF&Co or to counsel for CF&Co pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company and the Partnership to CF&Co as to the matters covered thereby.
The Company acknowledges that CF&Co and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to CF&Co, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
7. Covenants of the Company and the Partnership. The Company and the Partnership, jointly and severally, covenant and agree with CF&Co that:
(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by CF&Co under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify CF&Co promptly, and confirm the notice in writing, of the time when (A) any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment or supplement to the Registration Statement, Prospectus or any document incorporated by reference therein or for additional information and (D) the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares, (ii) the Company will prepare and file with the Commission, promptly upon CF&Co’s request, any amendments or supplements to the Registration Statement or Prospectus that, in CF&Co’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by CF&Co (provided, however, that the failure of CF&Co to make such request shall not relieve the Company of any obligation or liability hereunder, or affect CF&Co’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the offering and sale of Placement Shares under this Agreement unless a copy thereof has been submitted to CF&Co within a reasonable period of time before the filing and CF&Co has not reasonably objected thereto (provided, however, that the failure of CF&Co to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect CF&Co’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to CF&Co at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via IDEA; and (iv) the Company will effect the filings required under Rule 424(b) of the Securities Act, including any amendments or supplements to the Prospectus, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act).

(b) Notice of Commission Stop Orders. The Company will advise CF&Co, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain the lifting thereof if such a stop order should be issued.
(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by CF&Co under the Securities Act with respect to a pending sale of the Placement Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify CF&Co, and confirm the notice in writing, to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.
(d) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by CF&Co under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as CF&Co reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.
(e) Delivery of Registration Statement and Prospectus. The Company will furnish to CF&Co and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as CF&Co may from time to time reasonably request and, at CF&Co’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to CF&Co to the extent such document is available on IDEA.
(f) Earnings Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to CF&Co the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing, filing and delivery to CF&Co of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, and of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (ii) the preparation, issuance and delivery of the Placement Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to CF&Co, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for CF&Co in connection therewith shall be paid by CF&Co), (iv) the printing and delivery to CF&Co of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange, (vi) the fees and expenses of any transfer agent or registrar for the Shares, and (vii) filing fees incident to, and fees and expenses, if any, in connection with, the review of the Commission or the FINRA.
(h) Use of Proceeds. The Company will apply the Net Proceeds in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.
(i) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide CF&Co notice, subject to CF&Co’s agreement to keep the information in such notice confidential, as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, (ii) the issuance of securities, including Units, in connection with an acquisition, merger or sale or purchase of assets or (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such is disclosed to CF&Co in advance or (iv) any shares of common stock issuable upon the redemption of Units in the Partnership.
(j) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company tenders a Placement Notice or sells Placement Shares, advise CF&Co promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to CF&Co pursuant to this Agreement.
(k) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by CF&Co or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as CF&Co may reasonably request.

(l) Required Filings Relating to Placement of Placement Shares. The Company agrees that it will (i) file and disclose in a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”) or (ii) disclose in its annual reports on Form 10-K and quarterly reports on Form 10-Q, as applicable, the number of Shares sold through CF&Co under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant period; the Company agrees to deliver such number of copies of each such prospectus supplement (if any) to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.
(m) Representation Dates; Certificate. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”); the Company shall furnish CF&Co with a certificate, in the form attached hereto as Exhibit 7(m) within three (3) Trading Days of any Representation Date if requested by CF&Co. The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide CF&Co with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or CF&Co sells any Placement Shares, the Company shall provide CF&Co with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.
(n) Legal Opinion. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause to be furnished to CF&Co (i) the written opinions of Goodwin Proctor LLP (“Company Counsel”), or other counsel satisfactory to CF&Co, in form and substance satisfactory to CF&Co and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit 7(n)(i) and Exhibit 7(n)(ii), and (ii) a written opinion of Michael D. Schecter, Esq., General Counsel of the Company (“General Counsel”), in form and substance satisfactory to CF&Co and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit 7(n)(iii), each such opinion modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish CF&Co with a letter (a “Reliance Letter”) to the effect that CF&Co may rely on a prior opinion delivered under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(o) Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause its independent accountants to furnish CF&Co letters (the “Comfort Letters” ), dated the date the Comfort Letter is delivered, in form and substance satisfactory to CF&Co, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to CF&Co in connection with registered public offerings (the first such letter, the “Initial Comfort Letter” ) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
(p) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares other than CF&Co; provided, however, that the Company may bid for and purchase shares of its common stock in accordance with Rule 10b-18 under the Exchange Act.
(q) Insurance. The Company and its Subsidiaries shall maintain, or caused to be maintained, insurance of the types and with policies in such amounts and with such deductibles and covering such risks as are in the reasonable opinion of management prudent for their respective businesses.
(r) Compliance with Laws. The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its commercially reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
(s) REIT Qualification. The Company shall not take any action to revoke or otherwise terminate the Company’s REIT election pursuant to Section 856(g) of the Code, except as otherwise determined by the Board of Directors of the Company to be in the best interests of stockholders.
(t) Investment Company Act. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.
(u) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Act) approved in advance by the Company and CF&Co in its capacity as principal or agent hereunder, neither CF&Co nor the Company or the Partnership (including its agents and representatives, other than CF&Co in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy the Shares as contemplated to be sold pursuant to this Agreement.
(v) Payment of SEC Filing Fees. The Company will pay any required registration fee for the offering of the Shares pursuant to Rule 456 under the Securities Act within the time period required by such rule (without regard to the proviso therein relating to the four (4) Business Days extension to the payment deadline) and in any event prior to the time that the Prospectus Supplement covering the Shares is first filed with the Commission.

(w) Undertakings. The Company will comply with all of the provisions of any undertakings in the Registration Statement.
8. Conditions to CF&Co’s Obligations. The obligations of CF&Co hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company and the Partnership herein, to the due performance by the Company and the Partnership of their obligations hereunder, to the completion by CF&Co of a due diligence review satisfactory to CF&Co in its reasonable judgment, and to the continuing satisfaction (or waiver by CF&Co in its sole discretion) of the following additional conditions:
(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice.
(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c) No Misstatement or Material Omission. CF&Co shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in CF&Co’s reasonable opinion is material, or omits to state a fact that in CF&Co’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission and incorporated by reference in the Prospectus, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of CF&Co (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e) Legal Opinions. CF&Co shall have received the opinions of each of Company Counsel and General Counsel required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such opinion is required pursuant to Section 7(n).
(f) Comfort Letter. CF&Co shall have received the Comfort Letter required to be delivered pursuant Section 7(o) on or before the date on which such delivery of such letter is required pursuant to Section 7(o).
(g) Representation Certificate. CF&Co shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).
(h) No Suspension. Trading in the Shares shall not have been suspended on the New York Stock Exchange.
(i) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to CF&Co such appropriate further information, certificates and documents as CF&Co may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company will furnish CF&Co with such conformed copies of such opinions, certificates, letters and other documents as CF&Co shall have reasonably requested.
(j) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.
(k) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the NYSE at, or prior to, the issuance of any Placement Notice.
(l) No Termination Event. There shall not have occurred any event that would permit CF&Co to terminate this Agreement pursuant to Section 11(a) .
9. Indemnification and Contribution.
(a) Company Indemnification. The Company and the Partnership, jointly and severally, agree to indemnify and hold harmless CF&Co, the directors, officers, partners, employees and agents of CF&Co and each person, if any, who (i) controls CF&Co within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with CF&Co (a “CF&Co Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c) ) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which CF&Co, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any free writing prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (z) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with written information relating to CF&Co and furnished to the Company by CF&Co expressly for inclusion in any document as described in clause (x) of this Section 9(a). This indemnity agreement will be in addition to any liability that the Company might otherwise have.
(b) CF&Co Indemnification. CF&Co agrees to indemnify and hold harmless the Company, its directors, each officer of the Company that signed the Registration Statement, the Partnership and each person, if any, who (i) controls the Company or the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company or the Partnership (a “Company Affiliate”) against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to CF&Co and furnished to the Company by CF&Co expressly for inclusion in any document as described in clause (x) of Section 9(a).
(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.
(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Partnership or CF&Co, the Company, the Partnership and CF&Co will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Partnership from persons other than CF&Co, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company, the Partnership and CF&Co may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Partnership on the one hand and CF&Co on the other. The relative benefits received by the Company and the Partnership on the one hand and CF&Co on the other hand shall be deemed to be in the same proportion as the total Net Proceeds received by the Company from the sale of the Placement Shares (before deducting expenses) bear to the total compensation received by CF&Co from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Partnership, on the one hand, and CF&Co, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Partnership or CF&Co, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Partnership and CF&Co agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d) , any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), CF&Co shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of CF&Co, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.
10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of CF&Co, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.
11. Termination.
(a) CF&Co shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that has actually occurred and that would reasonably be expected to result in a Material Adverse Effect has occurred that, in the reasonable judgment of CF&Co, may materially impair the ability of CF&Co to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(m), 7(n), or 7(o), CF&Co’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required; or (iii) any other condition of CF&Co’s obligations hereunder is not fulfilled, or (iv), any suspension or limitation of trading in the Placement Shares or in securities generally on the New York Stock Exchange shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination. If CF&Co elects to terminate this Agreement as provided in this Section 11(a), CF&Co shall provide the required notice as specified in Section 12.
(b) The Company shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.
(c) CF&Co shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through CF&Co on the terms and subject to the conditions set forth herein; provided, that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.
(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.
(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by CF&Co or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such termination shall not become effective until the close of business on such Settlement Date, with Placement Shares settling in accordance with the provisions of this Agreement.
12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to CF&Co, shall be delivered to CF&Co at Cantor Fitzgerald & Co., 499 Park Avenue, New York, New York 10022, fax no. (212) 308-3730, Attention: Capital Markets/Jeff Lumby, with copies to Stephen Merkel, General Counsel, at the same address, and Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond Virginia 23219, fax no. (804) 788-8218, Attention: David C. Wright; or if sent to the Company or the Partnership, shall be delivered to DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, Maryland 20817, fax no. (301) 380-6727, attention: Michael D. Schecter, with a copy to Goodwin Proctor LLP, Exchange Place, Boston, Massachusetts 02109, fax no. (617) 523-1231, attention: Suzanne Lecaroz. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE and commercial banks in the City of New York are open for business.
13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Partnership and CF&Co and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that CF&Co may assign its rights and obligations hereunder to an affiliate of CF&Co without obtaining the Company’s consent.

14. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Shares.
15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the Partnership and CF&Co. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.
16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
17. Waiver of Jury Trial. The Company, the Partnership and CF&Co each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.
18. Absence of Fiduciary Relationship. The Company and the Partnership, jointly and severally, acknowledge and agree that:
(a) CF&Co has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company, the Partnership and CF&Co has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether CF&Co has advised or is advising the Company or the Partnership on other matters;
(b) each of the Company and the Partnership is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
(c) each of the Company and the Partnership has been advised that CF&Co and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Partnership and that CF&Co has no obligation to disclose such interests and transactions to the Company or the Partnership by virtue of any fiduciary, advisory or agency relationship; and

(d) each of the Company and the Partnership waives, to the fullest extent permitted by law, any claims it may have against CF&Co, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that CF&Co shall have no liability (whether direct or indirect) to the Company or the Partnership in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Partnership, including stockholders, partners, employees or creditors of the Company or the Partnership.
19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.
[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and CF&Co, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and CF&Co.

Very truly yours, DIAMONDROCK HOSPITALITY COMPANY
By:	/s/ Michael D. Schecter
	Name:	Michael D. Schecter
	Title:	Executive Vice President, General Counsel and Corporate Secretary

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP By DiamondRock Hospitality Company, its general partner
By:	/s/ Michael D. Schecter
	Name:	Michael D. Schecter
	Title:	Executive Vice President, General Counsel and Corporate Secretary

ACCEPTED as of the date first-above written: CANTOR FITZGERALD & CO.
By:	/s/ Jeffrey Lumby
	Name:	Jeffrey Lumby
	Title:	Managing Director

SCHEDULE 1
FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject:	Controlled Equity Offering—Placement Notice
Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Controlled Equity OfferingSM Sales Agreement between DiamondRock Hospitality Company (the “Company”), DiamondRock Hospitality Limited Partnership, and Cantor Fitzgerald & Co. (“CF&Co”) dated October 19, 2009 (the “Agreement”), I hereby request on behalf of the Company that CF&Co sell up to [ ] shares of the Company’s common stock, par value $0.01 per share, at a minimum market price of $                     per share until [date]*.
* The Company shall add additional parameters, such as the bracketed text above regarding a termination date, to the Placement Notice as it may deem necessary at any time.
SCHEDULE 1

SCHEDULE 2
CANTOR FITZGERALD & CO.
Peter Dippolito
Joshua Feldman
Jeff Lumby
DIAMONDROCK HOSPITALITY COMPANY
Mark Brugger
Sean Mahoney
Michael Schecter
SCHEDULE 2

SCHEDULE 3
Compensation
CF&Co shall be paid compensation equal to up to two percent (2%) of the gross proceeds from the sales of Shares pursuant to the terms of this Agreement.
SCHEDULE 3

SCHEDULE 4
Subsidiaries
DiamondRock Hospitality Company
Subsidiaries

JURISDICTION IN WHICH
		JURISDICTION OF	QUALIFIED TO DO
	SUBSIDIARY	ORGANIZATION	BUSINESS
1	Bloodstone TRS, Inc.	Delaware	Massachusetts

2	DiamondRock Alpharetta Owner, LLC	Delaware	Georgia

3	DiamondRock Alpharetta Tenant, LLC	Delaware	Georgia

4	DiamondRock Atlanta Perimeter Owner, LLC	Delaware	Georgia

5	DiamondRock Atlanta Perimeter Tenant, LLC	Delaware	Georgia

6	DiamondRock Bethesda General, LLC	Delaware	Maryland

7	DiamondRock Bethesda Limited, LLC	Delaware	Maryland

8	DiamondRock Bethesda Owner Limited Partnership	Maryland	N/A

9	DiamondRock Bethesda Tenant, LLC	Delaware	Maryland

10	DiamondRock Boston Expansion Owner, LLC	Delaware	Massachusetts

11	DiamondRock Boston Owner, LLC	Delaware	Massachusetts

12	DiamondRock Boston Retail Owner, LLC	Delaware	Massachusetts

13	DiamondRock Boston Tenant, LLC	Delaware	Massachusetts

14	DiamondRock Buckhead Owner, LLC	Delaware	Georgia

15	DiamondRock Buckhead Tenant, LLC	Delaware	Georgia

16	DiamondRock Cayman Islands, Inc.	Cayman Islands	N/A

17	DiamondRock Chicago Conrad Owner, LLC	Delaware	Illinois

18	DiamondRock Chicago Conrad Tenant, LLC	Delaware	Illinois

19	DiamondRock Chicago Owner, LLC	Delaware	Illinois

20	DiamondRock Chicago Tenant, LLC	Delaware	Illinois
SCHEDULE 4

1

DiamondRock Hospitality Company
Subsidiaries

JURISDICTION IN WHICH
		JURISDICTION OF	QUALIFIED TO DO
	SUBSIDIARY	ORGANIZATION	BUSINESS
21	DiamondRock East 40th Street NYC Owner Holdings, LLC	Delaware	New York

22	DiamondRock East 40th Street NYC Owner, LLC	Delaware	New York

23	DiamondRock East 40th Street NYC Tenant, LLC	Delaware	New York

24	DiamondRock Frenchman’s Holdings, LLC	Delaware	N/A

25	DiamondRock Frenchman’s Owner, Inc.	U.S. Virgin Islands	N/A

26	DiamondRock Griffin Gate Owner, LLC	Delaware	Kentucky

27	DiamondRock Griffin Gate Tenant, LLC	Delaware	Kentucky

28	DiamondRock Hospitality Limited Partnership	Delaware	Massachusetts

29	DiamondRock Hospitality, LLC	Delaware	N/A

30	DiamondRock LAX Owner, LLC	Delaware	California

31	DiamondRock LAX Tenant, LLC	Delaware	California

32	DiamondRock Manhattan/Midtown East Owner, LLC	Delaware	New York

33	DiamondRock Manhattan/Midtown East Tenant, LLC	Delaware	New York

34	DiamondRock Oak Brook Owner, LLC	Delaware	Illinois

35	DiamondRock Oak Brook Tenant, LLC	Delaware	Illinois

36	DiamondRock Orlando Airport Owner, LLC	Delaware	Florida

37	DiamondRock Orlando Airport Tenant, LLC	Delaware	Florida

38	DiamondRock Salt Lake Owner, LLC	Delaware	Utah

39	DiamondRock Salt Lake Tenant, LLC	Delaware	Utah

40	DiamondRock Sonoma Owner, LLC	Delaware	California

41	DiamondRock Sonoma Tenant, LLC	Delaware	California

42	DiamondRock Torrance Owner, LLC	Delaware	California
SCHEDULE 4

2

DiamondRock Hospitality Company
Subsidiaries

JURISDICTION IN WHICH
		JURISDICTION OF	QUALIFIED TO DO
	SUBSIDIARY	ORGANIZATION	BUSINESS
43	DiamondRock Torrance Tenant, LLC	Delaware	California

44	DiamondRock Vail Owner, LLC	Delaware	Colorado

45	DiamondRock Vail Tenant, LLC	Delaware	Colorado

46	DiamondRock Waverly Owner, LLC	Delaware	Georgia

47	DiamondRock Waverly Tenant, LLC	Delaware	Georgia

48	DRH Austin Owner General, LLC	Delaware	Texas

49	DRH Austin Owner Limited, LLC	Delaware	N/A

50	DRH Austin Owner Limited Partnership	Delaware	Texas

51	DRH Austin Tenant General, LLC	Delaware	Texas

52	DRH Austin Tenant Limited, LLC	Delaware	N/A

53	DRH Austin Tenant Limited Partnership	Delaware	Texas

54	DRH Worthington Owner General, LLC	Delaware	Texas

55	DRH Worthington Owner Limited, LLC	Delaware	N/A

56	DRH Worthington Owner Limited Partnership	Delaware	Texas

57	DRH Worthington Tenant General, LLC	Delaware	Texas

58	DRH Worthington Tenant Limited, LLC	Delaware	N/A

59	DRH Worthington Tenant Limited Partnership	Delaware	Texas
Note: DiamondRock Hospitality Company is qualified to do business in Massachusetts.
SCHEDULE 4

3

Exhibit 7(n)(i)
MATTERS TO BE COVERED BY INITIAL OPINION OF
GOODWIN PROCTER LLP
[Intentionally omitted.]
EXHIBIT 7(n)(i)

1

Exhibit 7(n)(ii)
FORM OF TAX OPINION OF GOODWIN PROCTER LLP
TO BE DELIVERED PURSUANT TO SECTION 7(n)(i)
[Intentionally omitted.]
EXHIBIT 7(n)(i)

1

Exhibit 7(n)(iii)
FORM OF OPINION OF MICHAEL D. SCHECTER, ESQ.,
TO BE DELIVERED PURSUANT TO SECTION 7(n)(iii)
[Intentionally omitted.]
EXHIBIT 7(n)(i)

1

Exhibit 7(m)
OFFICER CERTIFICATE
The undersigned, the duly qualified and elected [Chief Executive Officer, Chief Financial Officer, or Executive Vice President and General Counsel], of DIAMONDROCK HOSPITALITY COMPANY (“Company”), a Maryland corporation, does hereby certify in such capacity and on behalf of the Company, for itself and as the general partner of DiamondRock Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership”) pursuant to Section 7(m) of the Sales Agreement dated October 19, 2009 (the “Sales Agreement”) between the Company, the Partnership and Cantor Fitzgerald & Co., that to the best of the knowledge of the undersigned:
(i) The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and
(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:
Name:
Title:

Date:                     , 20
EXHIBIT 7(m)